Exhibit 99.1

UNDER ARMOUR REPORTS THIRD QUARTER 2025 RESULTS;
RAISES FISCAL 2025 OUTLOOK

BALTIMORE, Feb 6, 2025 – Under Armour, Inc. (NYSE: UAA, UA) announced its unaudited financial results for the third quarter of the fiscal year 2025, which ended on December 31, 2024. The company reports its financial performance in accordance with accounting principles generally accepted in the United States ("GAAP"). This press release includes references to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures detailed in the "Non-GAAP Financial Information" section below.

"We are pleased our quarterly results exceeded expectations," said Under Armour President and CEO Kevin Plank. "As we sharpen our focus on strengthening the Under Armour brand, our updated product strategy and enhanced marketplace discipline combined with the shift to a category-led operating model are driving our transformation."

"Additionally, we will enter a pivotal new chapter in our marketing strategy by launching a dynamic, multi-year initiative of storytelling that showcases our incredible products, talented athletes, and influential creators," Plank continued. "This will greatly enhance our visibility and empower our authentic connection with athletes to elevate our brand like never before."

Third Quarter Fiscal 2025 Review
•Revenue was down 6 percent to $1.4 billion (down 6 percent currency neutral).
–North America revenue decreased 8 percent to $844 million, and international revenue decreased 1 percent to $558 million (down 2 percent currency neutral). In the international business, revenue in EMEA was up 5 percent (up 3 percent currency neutral), down 5 percent in Asia-Pacific (down 6 percent currency neutral), and down 16 percent in Latin America (down 9 percent currency neutral).
–Wholesale revenue decreased 1 percent to $705 million, and direct-to-consumer revenue was down 9 percent to $673 million. Revenue from owned and operated stores declined 1 percent, while eCommerce revenue was down 20 percent due to ongoing planned decreases in promotional activities, representing 39 percent of the total direct-to-consumer business for the quarter.
–Apparel revenue decreased 5 percent to $966 million, footwear revenue was down 9 percent to $301 million, and accessories revenue was up 6 percent to $110 million.
•Gross margin increased 240 basis points to 47.5 percent, driven primarily by less direct-to-consumer discounting, lower product and freight costs, and favorable impacts from changes in foreign currency.
•Selling, general, and administrative expenses increased 6 percent to $638 million, primarily due to increased marketing investments. Adjusted selling, general, and administrative expenses increased 5 percent to $606 million, which excludes an impairment of $28 million related to exiting our previous global headquarters, and approximately $4 million in transformation expenses related to our Fiscal 2025 restructuring program.
•Restructuring charges were $14 million.
•Operating income was $14 million. Excluding the impairment charge, transformation expenses and restructuring charges, adjusted operating income was $60 million.
•Net income was $1 million. Adjusted net income was $35 million.
•Diluted earnings per share was $0.00. Adjusted diluted earnings per share was $0.08.

•Inventory was flat at $1.1 billion.
•At the end of the quarter, cash and cash equivalents totaled $727 million, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Share Buyback Program
Under Armour repurchased $25 million of its Class C common stock in the third quarter, retiring 2.8 million shares. By December 31, 2024, 8.7 million shares had been repurchased for $65 million as part of a three-year, $500 million program that the Board of Directors approved in May 2024.

Fiscal 2025 Restructuring Plan
In May 2024, Under Armour announced a restructuring plan to improve the company's financial and operational efficiencies. After further evaluation, in September 2024, the company disclosed additional restructuring actions, mainly centered on the decision to close one of its distribution centers in Rialto, California. This decision increased the anticipated range of its restructuring plan to between $140 million and $160 million, with up to $75 million expected to be cash-related and as much as $85 million projected as non-cash charges. By the end of the third fiscal quarter of 2025, the company had recognized $42 million in restructuring and impairment charges and $15 million in other related transformational expenses under the plan. Of the total $57 million incurred thus far, $40 million is cash-related, and $17 million is non-cash-related. The company anticipates that the remaining charges outlined in the updated restructuring plan will be realized during fiscal years 2025 and 2026.

Updated Fiscal 2025 Outlook

Key points related to Under Armour's fiscal 2025 outlook include:
•Revenue is expected to decline by approximately 10 percent compared to the prior expectation of a low double-digit percentage decline. This includes an expected 12 to 13 percent decline in North America versus the previous expectation of a 14 to 16 percent decline and a mid-single-digit decrease in international sales compared to the prior expectation of a low single-digit decline. In the international business, the company expects flat results in EMEA (no change) and a low-teen percent drop in the Asia-Pacific region compared to the prior expectation of a high single-digit decline.
•Gross margin is expected to increase by approximately 160 basis points, compared to the prior expectation of 125 to 150 basis points. The annual improvement is driven primarily by less direct-to-consumer discounting and lower product and freight costs.
•Selling, general, and administrative expenses are expected to increase at a high single-digit percentage rate, primarily due to litigation settlement expenses. Excluding these litigation settlement expenses, related insurance recoveries, anticipated transformation expenses, and impairment charges, adjusted selling, general, and administrative expenses are expected to decrease at a low single-digit percentage rate versus the prior expectation for a low-to-mid single-digit percentage decline.
•Operating loss is expected to be $179 to $189 million, compared to the previous expectation of $176 to $196 million. Excluding the midpoint of anticipated restructuring charges and transformation expenses, litigation settlement expenses and related insurance recoveries, and impairment charges, adjusted operating income is expected to be $185 to $195 million, compared to the prior expectation of $165 to $185 million.

•Diluted loss per share is expected to be $0.48 to $0.50, compared to the prior expectation of $0.48 to $0.51. Adjusted diluted earnings per share is expected to be $0.28 to $0.30, compared to the previous expectation of $0.24 to $0.27.
•Capital expenditures are expected to be $170 to $180 million, compared to the previous estimate of $190 to $210 million.

Conference Call and Webcast
Under Armour will host its third quarter fiscal 2025 conference call today at around 8:30 a.m. Eastern Time. The call will be streamed live at https://about.underarmour.com/investor-relations/financials and available for replay approximately three hours after the live event.

Non-GAAP Financial Information
This press release discusses “currency-neutral” and "adjusted" results, as well as the company's "adjusted" forward-looking estimates for the fiscal year ending March 31, 2025. Management believes this information is valuable for investors seeking to compare the company’s operational results across different periods as it provides clearer insight into its underlying performance by excluding these impacts. Currency-neutral financial data eliminates fluctuations in foreign currency exchange rates. Adjusted financial measures exclude the company's litigation settlement expenses (and related insurance recoveries), impairment charges related to vacating our previous global headquarters, the effects of the fiscal year 2025 restructuring plan and related charges, and related tax effects. Management asserts these adjustments are not essential to the company’s core operations. The reconciliation of non-GAAP figures to the most directly comparable financial measures computed in accordance with GAAP is included in the supplemental financial information that accompanies this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be viewed in isolation; they should be considered alongside the company’s reported results prepared under GAAP. Furthermore, the company’s non-GAAP financial information may not be comparable to similar measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, future financial condition or results of operations, growth prospects and strategies, potential restructuring efforts (including the scope, anticipated charges and costs, the timing of these measures, and the anticipated benefits of our restructuring initiatives), expectations related to promotional activities, freight, product cost pressures, foreign currency effects, the impact of global economic conditions and inflation on our results of operations, liquidity and use of capital resources, the development and introduction of new products, the execution of marketing strategies, benefits from significant investments, and impacts from litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential,” or the negative of these terms or other comparable terminology. The forward-

looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, they are inherently uncertain. We cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Several important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions (such as rising inflation) that could influence overall consumer spending or our industry; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff, and tax regulations on our profitability; increased competition that may cause us to lose market share, lower product prices or significantly increase marketing efforts; fluctuations in the costs of raw materials and commodities we use in our products and supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes in the financial health of our customers; our ability to successfully develop and launch new, innovative, and updated products; our ability to accurately forecast consumer preferences and demand for our products and to effectively manage our inventory; our ability to successfully execute potential restructuring plans and achieve expected benefits; loss of key customers, suppliers, or manufacturers; our ability to further expand our business globally and drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflicts; the impact of global or regional public health emergencies on our industry and our business, financial condition, and results of operations, including impacts on the global supply chain; our ability to successfully manage or achieve expected outcomes from significant transactions and investments; our ability to effectively market and maintain a positive brand image; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation, or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; risks related to data security or privacy breaches; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contact:
Lance Allega
Senior Vice President
Investor Relations, Treasury and Corporate Development
(410) 246-6810
LAllega@underarmour.com

As previously disclosed, during Fiscal 2024, we identified and corrected certain accounting errors, primarily related to the cost of goods sold and selling, general and administrative expenses on the Consolidated Statement of Operations, and corresponding impacts to our other Consolidated Financial Statements. The impacts of these revisions were not material to our previously filed financial statements. Information presented in the tables below for the three and nine months ended December 31, 2023 has been revised to reflect these corrections. See Note 1 to the company's Condensed Consolidated Financial Statements included in Part I, Item 1 of the Company's Quarterly Report on Form 10-Q for the three and nine months ended December 31, 2024, to be filed with the Securities and Exchange Commission.

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2024, and 2023
(Unaudited; in thousands, except per share amounts)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended December 31,				Nine Months Ended December 31,
in '000s	2024	% of Net Revenues	2023	% of Net Revenues	2024	% of Net Revenues	2023	% of Net Revenues
Net revenues	$1,401,039	100.0%	$1,486,043	100.0%	$3,983,727	100.0%	$4,369,682	100.0%
Cost of goods sold	735,884	52.5%	815,404	54.9%	2,059,765	51.7%	2,339,025	53.5%
Gross profit	665,155	47.5%	670,639	45.1%	1,923,962	48.3%	2,030,657	46.5%
Selling, general and administrative expenses	637,701	45.5%	599,230	40.3%	1,994,858	50.1%	1,797,352	41.1%
Restructuring charges	13,945	1.0%	—	—%	42,243	1.1%	—	—%
Income (loss) from operations	13,509	1.0%	71,409	4.8%	(113,139)	(2.8)%	233,305	5.3%
Interest income (expense), net	(3,391)	(0.2)%	(211)	—%	(2,794)	(0.1)%	(2,210)	(0.1)%
Other income (expense), net	(2,563)	(0.2)%	47,927	3.2%	(8,713)	(0.2)%	35,763	0.8%
Income (loss) before income taxes	7,555	0.5%	119,125	8.0%	(124,646)	(3.1)%	266,858	6.1%
Income tax expense (benefit)	6,295	0.4%	8,569	0.6%	9,308	0.2%	41,333	0.9%
Income (loss) from equity method investments	(26)	—%	197	—%	144	—%	(51)	—%
Net income (loss)	$1,234	0.1%	$110,753	7.5%	$(133,810)	(3.4)%	$225,474	5.2%

Basic net income (loss) per share of Class A, B and C common stock	$0.00		$0.25		$(0.31)		$0.51
Diluted net income (loss) per share of Class A, B and C common stock	$0.00		$0.25		$(0.31)		$0.50
Weighted average common shares outstanding Class A, B and C common stock
Basic	431,744		437,314		433,212		441,893
Diluted	437,297		448,435		433,212		452,208

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2024, and 2023
(Unaudited; in thousands)
NET REVENUES BY SEGMENT

	Three Months Ended December 31,			Nine Months Ended December 31,
in '000s	2024	2023	% Change	2024	2023	% Change
North America	$843,620	$915,335	(7.8)%	$2,416,225	$2,733,297	(11.6)%
EMEA	297,890	284,049	4.9%	807,960	797,781	1.3%
Asia-Pacific	201,112	212,018	(5.1)%	590,609	646,315	(8.6)%
Latin America	58,990	69,832	(15.5)%	170,340	179,240	(5.0)%
Corporate Other (1)	(573)	4,809	(111.9)%	(1,407)	13,049	(110.8)%
Total net revenues	$1,401,039	$1,486,043	(5.7)%	$3,983,727	$4,369,682	(8.8)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended December 31,			Nine Months Ended December 31,
in '000s	2024	2023	% Change	2024	2023	% Change
Wholesale	$704,760	$711,699	(1.0)%	$2,211,266	$2,393,382	(7.6)%
Direct-to-consumer	672,948	740,466	(9.1)%	1,703,497	1,880,464	(9.4)%
Net Sales	1,377,708	1,452,165	(5.1)%	3,914,763	4,273,846	(8.4)%
License revenues	23,904	29,069	(17.8)%	70,371	82,787	(15.0)%
Corporate Other (1)	(573)	4,809	(111.9)%	(1,407)	13,049	(110.8)%
Total net revenues	$1,401,039	$1,486,043	(5.7)%	$3,983,727	$4,369,682	(8.8)%

NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended December 31,			Nine Months Ended December 31,
in '000s	2024	2023	% Change	2024	2023	% Change
Apparel	$966,068	$1,016,655	(5.0)%	$2,671,048	$2,911,669	(8.3)%
Footwear	301,208	331,000	(9.0)%	924,357	1,045,872	(11.6)%
Accessories	110,432	104,510	5.7%	319,358	316,305	1.0%
Net Sales	1,377,708	1,452,165	(5.1)%	3,914,763	4,273,846	(8.4)%
Licensing revenues	23,904	29,069	(17.8)%	70,371	82,787	(15.0)%
Corporate Other (1)	(573)	4,809	(111.9)%	(1,407)	13,049	(110.8)%
Total net revenues	$1,401,039	$1,486,043	(5.7)%	$3,983,727	$4,369,682	(8.8)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program.

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2024, and 2023
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended December 31,				Nine Months Ended December 31,
in '000s	2024	% of Net Revenues (1)	2023	% of Net Revenues (1)	2024	% of Net Revenues (1)	2023	% of Net Revenues (1)
North America	$164,068	19.4%	$166,256	18.2%	$529,216	21.9%	$538,041	19.7%
EMEA	42,110	14.1%	49,133	17.3%	114,161	14.1%	117,738	14.8%
Asia-Pacific	14,009	7.0%	16,014	7.6%	58,158	9.8%	86,020	13.3%
Latin America	14,186	24.0%	13,367	19.1%	41,528	24.4%	32,759	18.3%
Corporate Other (2)	(220,864)	NM	(173,361)	NM	(856,202)	NM	(541,253)	NM
Income (loss) from operations	$13,509	1.0%	$71,409	4.8%	$(113,139)	(2.8)%	$233,305	5.3%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. Corporate Other also includes expenses related to the company's central supporting functions.

Under Armour, Inc.
As of December 31, 2024, and March 31, 2024
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	December 31, 2024	March 31, 2024
Assets
Current assets
Cash and cash equivalents	$726,877	$858,691
Accounts receivable, net	615,467	757,339
Inventories	1,100,530	958,495
Prepaid expenses and other current assets, net	248,119	289,157
Total current assets	2,690,993	2,863,682
Property and equipment, net	650,644	664,503
Operating lease right-of-use assets	391,767	434,699
Goodwill	484,546	478,302
Intangible assets, net	5,532	7,000
Deferred income taxes	244,081	221,033
Other long-term assets	163,402	91,515
Total assets	$4,630,965	$4,760,734
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$—	$80,919
Accounts payable	657,152	483,731
Accrued expenses	322,555	287,853
Customer refund liabilities	170,344	139,283
Operating lease liabilities	127,930	139,331
Other current liabilities	63,035	34,344
Total current liabilities	1,341,016	1,165,461
Long-term debt, net of current maturities	595,188	594,873
Operating lease liabilities, non-current	582,020	627,665
Other long-term liabilities	128,018	219,449
Total liabilities	2,646,242	2,607,448
Total stockholders’ equity	1,984,723	2,153,286
Total liabilities and stockholders’ equity	$4,630,965	$4,760,734

Under Armour, Inc.
For the Nine Months Ended December 31, 2024 and 2023
(Unaudited; in thousands)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended December 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$(133,810)	$225,474
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	96,786	102,113
Unrealized foreign currency exchange rate (gain) loss	8,072	(904)
Loss on disposal of property and equipment	4,039	746
Non-cash restructuring and impairment charges	38,575	—
Amortization of bond premium and debt issuance costs	1,703	1,565
Stock-based compensation	40,794	33,163
Deferred income taxes	(8,784)	(24,430)
Changes in reserves and allowances	10,480	25,085
Changes in operating assets and liabilities:
Accounts receivable	136,658	58,044
Inventories	(149,362)	72,578
Prepaid expenses and other assets	2,988	(56,261)
Other non-current assets	(39,662)	37,494
Accounts payable	172,504	32,100
Accrued expenses and other liabilities	(65,207)	(38,737)
Customer refund liabilities	30,838	80
Income taxes payable and receivable	(3,732)	8,753
Net cash provided by (used in) operating activities	142,880	476,863
Cash flows from investing activities
Purchases of property and equipment	(139,860)	(116,541)
Sale of MyFitnessPal platform	50,000	45,000
Sale of MapMyFitness platform	8,000	—
Purchase of UNLESS COLLECTIVE, Inc, net of cash acquired	(9,788)	—
Purchase of equity method investment in ISC Sport	(7,546)	—
Net cash provided by (used in) investing activities	(99,194)	(71,541)
Cash flows from financing activities
Common shares repurchased	(65,000)	(75,000)
Repayment of long-term debt	(80,919)	—
Employee taxes paid for shares withheld for income taxes	(9,000)	(2,428)
Proceeds from exercise of stock options and other stock issuances	1,852	2,443
Payments of debt financing costs	(1,388)	—
Net cash provided by (used in) financing activities	(154,455)	(74,985)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(20,982)	136
Net increase (decrease) in cash, cash equivalents and restricted cash	(131,751)	330,473
Cash, cash equivalents and restricted cash
Beginning of period	876,917	726,745
End of period	$745,166	$1,057,218

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2024
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended December 31, 2024	Nine Months Ended December 31, 2024
Total Net Revenue
Net revenue growth - GAAP	(5.7)%	(8.8)%
Foreign exchange impact	(0.2)%	0.1%
Currency neutral net revenue growth - Non-GAAP	(5.9)%	(8.7)%

North America
Net revenue growth - GAAP	(7.8)%	(11.6)%
Foreign exchange impact	0.1%	0.1%
Currency neutral net revenue growth - Non-GAAP	(7.7)%	(11.5)%

EMEA
Net revenue growth - GAAP	4.9%	1.3%
Foreign exchange impact	(2.3)%	(1.0)%
Currency neutral net revenue growth - Non-GAAP	2.6%	0.3%

Asia-Pacific
Net revenue growth - GAAP	(5.1)%	(8.6)%
Foreign exchange impact	(1.2)%	0.5%
Currency neutral net revenue growth - Non-GAAP	(6.3)%	(8.1)%

Latin America
Net revenue growth - GAAP	(15.5)%	(5.0)%
Foreign exchange impact	7.0%	4.2%
Currency neutral net revenue growth - Non-GAAP	(8.5)%	(0.8)%

Total International
Net revenue growth - GAAP	(1.4)%	(3.4)%
Foreign exchange impact	(0.7)%	0.3%
Currency neutral net revenue growth - Non-GAAP	(2.1)%	(3.1)%

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2024
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED SELLING GENERAL AND ADMINISTRATIVE EXPENSES

in '000s	Three months ended December 31, 2024	Nine months ended December 31, 2024
GAAP selling, general and administrative expenses	$637,701	$1,994,858
Add: Impact of litigation settlement	—	(261,046)
Add: Impact of restructuring-related transformational expenses	(3,819)	(15,200)
Add: Impact of other impairment charges	(28,360)	(28,360)
Adjusted selling, general and administrative expenses	$605,522	$1,690,252

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three months ended December 31, 2024	Nine months ended December 31, 2024
GAAP income (loss) from operations	$13,509	$(113,139)
Add: Impact of litigation settlement	—	261,046
Add: Impact of restructuring charges	13,945	42,243
Add: Impact of restructuring-related transformational expenses	3,819	15,200
Add: Impact of other impairment charges	28,360	28,360
Adjusted income from operations	$59,633	$233,710

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three months ended December 31, 2024	Nine months ended December 31, 2024
GAAP net income (loss)	$1,234	$(133,810)
Add: Impact of litigation settlement	—	261,046
Add: Impact of restructuring charges	13,945	42,243
Add: Impact of restructuring-related transformational expenses	3,819	15,200
Add: Impact of other impairment charges	28,360	28,360
Add: Impact of provision for income taxes	(12,361)	(43,272)
Adjusted net income	$34,997	$169,767

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2024
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three months ended December 31, 2024	Nine months ended December 31, 2024
GAAP diluted net income (loss) per share	$0.00	$(0.31)
Add: Impact of litigation settlement	—	0.60
Add: Impact of restructuring charges	0.03	0.10
Add: Impact of restructuring-related transformational expenses	0.01	0.04
Add: Impact of other impairment charges	0.06	0.06
Add: Impact of provision for income taxes	(0.02)	(0.10)
Adjusted diluted net income per share	$0.08	$0.39

Under Armour, Inc.
Outlook for the Year Ended March 31, 2025
(Unaudited; in millions, except per share amounts)

The tables below reconcile the company's condensed consolidated statement of operations, presented in accordance with GAAP, to certain adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ending March 31, 2025
	Low end of estimate	High end of estimate
GAAP loss from operations	$(189)	$(179)
Add: Impact of litigation settlement	261	261
Add: Impact of charges under 2025 restructuring plan (1)	85	85
Add: Impact of other impairment charges	28	28
Adjusted income from operations	$185	$195

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

	Year Ending March 31, 2025
	Low end of estimate	High end of estimate
GAAP diluted net loss per share	$(0.50)	$(0.48)
Add: Impact of litigation settlement	0.60	0.60
Add: Impact of charges under 2025 restructuring plan (1)	0.19	0.19
Add: Impact of other impairment charges	0.07	0.07
Add: Impact of provision for income taxes	(0.08)	(0.08)
Adjusted diluted net income per share	$0.28	$0.30

(1) The estimated fiscal 2025 impact of the restructuring plan presented above assumes the midpoint of the Company's estimated range of fiscal 2025 restructuring and related charges under the total plan of $140-160 million.

Under Armour, Inc.
As of December 31, 2024, and 2023
COMPANY-OWNED & OPERATED DOOR COUNT

	December 31,
	2024	2023
Factory House	180	183
Brand House	16	17
North America total doors	196	200

Factory House	180	173
Brand House	72	67
International total doors	252	240

Factory House	360	356
Brand House	88	84
Total doors	448	440